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                                                                    Exhibit 99.1


                           COVER-ALL TECHNOLOGIES INC.
                    REPORTS SECOND QUARTER OPERATING RESULTS


FAIR LAWN, NJ - August 16, 2004 - Cover-All Technologies Inc. (OTC Bulletin Board-COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), announced today revenues and earnings from operations for the quarter ended June 30, 2004.

Revenues for the three months ended June 30, 2004 were $1,927,000 compared to $1,724,000 in the same period in 2003, an increase of 11.8%. For the six months ended June 30, 2004, total revenue was $3,821,000 as compared to $3,782,000 in the same period in 2003. Net income (loss) for the three months ended June 30, 2004 was $(161,000), or $(0.01) per share, compared to $2,000, or $0.00 per share, in the same quarter of 2003. Net income (loss) for the six months ended June 30, 2004 was $(158,000), or $(0.01) per share, compared to $245,000, or
$0.02 per share, in the same period of 2003.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated, "While we experienced a loss in the second quarter of 2004, total revenues increased versus the same quarter last year. License revenue included one new customer and existing customers who expanded their Cover-All relationship to encompass our My Insurance Center (MIC) offering.

Much of our effort during the second quarter centered around successfully implementing My Insurance Center at four customer sites, developing migration proposals for existing customers, and continuing to increase our sales and marketing efforts, which are intended to enable us to increase revenues in 2004 and 2005.

While we are disappointed about posting a loss in the quarter after six consecutive profitable quarters, we are committed to returning to profitability. We remain very positive about the opportunities that lie ahead for My Insurance Center. My Insurance Center's innovative design and sophisticated capabilities are being well received in the marketplace by both our existing and potential customers. We will be introducing a number of exciting new capabilities to My Insurance Center in the near future that will further enhance our integrated, `real time' solutions."

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

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With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:

Ann Massey
Chief Financial Officer
201/794-4894
AMASSEY@COVER-ALL.COM

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The following is a summary of unaudited operating highlights for the three and six months ended June 30, 2004 and 2003.

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                                         COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
                                                    OPERATING HIGHLIGHTS


                                                         THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                              JUNE 30,                           JUNE 30,
                                                  -------------------------------    -------------------------------
                                                      2004              2003             2004              2003
                                                  ------------       ------------    ------------       ------------
                                                            (unaudited)                        (unaudited)
REVENUES:
     Licenses                                     $    444,000       $     58,000    $    787,000       $    288,000
     Maintenance                                     1,141,000          1,114,000       2,303,000          2,236,000
     Professional Services                             188,000            399,000         423,000            939,000
     Application Service Provider Services             154,000            153,000         308,000            319,000
                                                  ------------       ------------    ------------       ------------

     TOTAL REVENUES                                  1,927,000          1,724,000        3,821,000         3,782,000
                                                  ------------       ------------    ------------       ------------
COST AND EXPENSES
     Cost of Sales                                   1,211,000            989,000       2,312,000          2,071,000
     Research and Development                          161,000            106,000         313,000            266,000
     Sales and Marketing                               379,000            298,000         670,000            498,000
     General and Administrative                        288,000            281,000         588,000            584,000
     Interest Expense, Net                              49,000             48,000          96,000             94,000
                                                  ------------       ------------    ------------       ------------

     TOTAL COSTS AND EXPENSES                        2,088,000          1,722,000       3,979,000          3,513,000
                                                  ------------       ------------    ------------       ------------

INCOME (LOSS) BEFORE INCOME TAXES                 $   (161,000)      $      2,000    $   (158,000)      $    269,000
                                                  ------------       ------------    ------------       ------------

INCOME TAX EXPENSE                                          --                  0              --             24,000
                                                  ------------       ------------    ------------       ------------

NET INCOME (LOSS)                                 $   (161,000)      $      2,000    $   (158,000)      $    245,000
                                                  ============       ============    ============       ============

BASIC EARNINGS (LOSS) PER COMMON SHARE            $      (0.01)      $       0.00    $      (0.01)      $       0.02
                                                  ============       ============    ============       ============

DILUTED EARNINGS (LOSS) PER COMMON SHARE          $      (0.01)      $       0.00    $      (0.01)      $       0.01
                                                  ============       ============    ============       ============
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